UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 22, 2010
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 22, 2010, the Board of Directors of Sensient Technologies Corporation approved amendments to the Company’s Supplemental Executive Retirement Plan A and Supplemental Executive Retirement Plan B (collectively, the “SERP”). Pursuant to the amendments, SERP participants will receive an additional payment if the aggregate Federal and state (net of Federal tax benefit) income tax rate in effect at the time of payment exceeds 45%. For the Company’s executives in Wisconsin, the current aggregate federal and state income tax rate is approximately 40%, with a scheduled increase to approximately 44% in 2011. In addition, the discount rate used to calculate the lump sum present value of a SERP participant’s benefit will be the interest rate for 30-year Treasury securities as published by the IRS for the latest month available at the time of the participant’s retirement; provided that the rate will not exceed 4.62% per annum (which was the rate in effect on April 6, 2010). Prior to the amendment, a lump sum payment would have been calculated using the interest rate in effect at the time of the participant’s retirement. The effect of the amendments is to reduce the impact of tax and interest rate volatility and mitigate the incentive for a participant to retire when the participant anticipates a disadvantageous change in the tax or interest rates.
The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the amendments to Supplemental Executive Retirement Plan A and Supplemental Executive Retirement Plan B which are attached hereto as Exhibit 10.1 and 10.2.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
At the Company’s 2010 Annual Meeting of Shareholders, held on April 22, 2010, the following actions were taken:
The following Directors were each elected for a one-year term of office:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Hank Brown	42,325,078	1,808,893	0	1,754,974
Dr. Fergus M. Clydesdale	42,041,051	2,092,920	0	1,754,974
James A.D. Croft	42,031,994	2,101,977	0	1,754,974
William V. Hickey	34,706,911	9,427,060	0	1,754,974
Kenneth P. Manning	42,180,505	1,953,466	0	1,754,974
Peter M. Salmon	42,974,853	1,159,118	0	1,754,974
Dr. Elaine R. Wedral	42,973,965	1,160,006	0	1,754,974
Essie Whitelaw	42,105,766	2,028,205	0	1,754,974
Pursuant to the terms of the Company’s Proxy Statement, proxies received were voted, unless authority was withheld, in favor of the nominees.
The shareholders also approved a proposal by the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2010. The shareholders cast 43,569,205 votes in favor of this proposal, 1,493,932 votes against, and there were 825,808 votes to abstain.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

10.1	Form of Amendment No. 2 to the Sensient Technologies Corporation Amended and Restated Supplemental Executive Retirement Plan A (Effective as of January 1, 2005)

10.2	Form of Amendment No. 2 to the Sensient Technologies Corporation Amended and Restated Supplemental Executive Retirement Plan B (Effective as of January 1, 2005)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 23, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Amendment No. 2 to the Sensient Technologies Corporation Amended and Restated Supplemental Executive Retirement Plan A (Effective as of January 1, 2005)

10.2	Form of Amendment No. 2 to the Sensient Technologies Corporation Amended and Restated Supplemental Executive Retirement Plan B (Effective as of January 1, 2005)